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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

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[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            OVERSEAS PARTNERS, LTD.
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Notes:

Reg. (S) 240.14a-101.

SEC 1913 (3-99)

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[OPL Letterhead appears here]



                                                   October 12, 1999



Dear Shareowners:


The Board of Directors of Overseas Partners Ltd. (OPL or the Company) has decided to defer the repurchase of the Company shares that was previously scheduled to take place in January 2000.

OPL has the right under its Bye-Laws to repurchase shares of its Common Stock from shareowners following their retirement, death or other termination of employment with UPS, OPL, or any of their respective subsidiaries. OPL may exercise this right to purchase all or a portion of the shares of a former employee at any time within a period of up to thirteen years. The Company has historically exercised this right each year and held such repurchased shares in treasury, pending future distributions as incentive awards to current employees of UPS and OPL.

The Board of Directors has determined that the need to repurchase Common Stock for treasury is less than it has been in past years. This reflects UPS's recent announcement that it intended to pursue a public offering of its shares and had therefore suspended the sale of its shares, effective July 21, 1999. OPL also suspended the sale of its stock following the UPS announcement since the Company's shares have previously been issued as part of a unit, comprising
1/4 share of OPL Common Stock and 1 share of UPS Common Stock.

This deferral does not affect OPL's rights to repurchase shares in subsequent years.

The Company intends to continue its policy of purchasing a limited number of shares from shareowners who wish to sell their Common Stock.



Sincerely,


/s/ D. Scott Davis
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D. Scott Davis
President and Chief Executive Officer